Exhibit 5.1
ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM WRITER’S DIRECT LINE 414.319.7024 gbishop@foley.com

July 17, 2026

Workhorse Group Inc. 48443 Alpha Drive #190 Wixom, Michigan 48393

Ladies and Gentlemen:
We have acted as counsel for Workhorse Group Inc., a Nevada corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), registering (a) 1,214,340 additional shares (the “2023 Plan Registered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to the Workhorse Group Inc. Amended and Restated 2023 Long-Term Incentive Plan (the “2023 Plan”) and (b) 325,000 shares (the “Inducement Registered Shares” and, together with the 2023 Plan Registered Shares, the “Registered Shares”) of Common Stock reserved for issuance under the Workhorse Group Inc. Inducement Equity Award Plan (the “Inducement Plan” and, together with the 2023 Plan, the “Plans”).
In connection with our representation, we have examined: (i) the Plans and their respective related documents; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Articles of Incorporation of the Company, as amended to date, and the Third Amended and Restated Bylaws of the Company; (iv) the resolutions of the Company’s Board of Directors relating to the Plans and the issuance of Common Stock thereunder; and (v) originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates and receipts of public officials and of officers or other representatives of the Company, and such other documents and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all manual and electronic signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, we have relied upon, without independent verification of their accuracy, certificates of public officials, statements and representations of officers and other representatives of the Company, and statements of fact contained in documents we have examined.
For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Registered Shares under the Plans, the Company will receive consideration in an amount not less than the aggregate par value of the Registered Shares covered by each such issuance.
AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES
MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO |
SALT LAKE CITY | SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

July 17, 2026

It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is effective.
We express no opinion herein as to the laws of any state or jurisdiction other than the applicable provisions of the corporate law of the State of Nevada and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Registered Shares.
Based upon the foregoing, we are of the opinion that each of the Registered Shares, if and when issued by the Company pursuant to the terms and conditions of the applicable Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,

/s/ Foley & Lardner LLP